Exhibit 99.1
Quanterix Releases Financial Results for the Second Quarter of 2024
BILLERICA, Mass. – August 8, 2024 - Quanterix Corporation (NASDAQ: QTRX), a company fueling scientific discovery through ultra-sensitive biomarker detection, today announced financial results for the second quarter ended June 30, 2024.
“Our research business once again delivered strong performance in the second quarter, growing double digits,” said Masoud Toloue, Chief Executive Officer of Quanterix. “Demand for Simoa sensitivity continues, as highlighted by a 35% increase in Accelerator service revenue compared to the corresponding prior year period, as customers are able to access our technology without impacting their capital expenditure budgets. For the balance of 2024, we expect to continue to execute against our strategy: delivering new menu for our research customers, innovating toward a new platform, and building the infrastructure for blood-based Alzheimer’s Diagnostics.”
Second Quarter Financial Highlights
•Revenue of $34.4 million, an increase of 10.8% compared to $31.0 million in the corresponding prior year period.
•GAAP gross margin of 58.3%, as compared to 61.7% in the prior year period. Non-GAAP gross margin of 52.3% as compared to 56.4% in the corresponding prior year period.
•Net loss of $9.5 million, an increase of $3.4 million compared to the corresponding prior year period.
•Net cash usage in the quarter was $5.1 million, and the Company ended the period with $299.5 million of cash, cash equivalents, marketable securities, and restricted cash.
Operational and Business Highlights
•The Company presented data at the Alzheimer’s Association International Conference (AAIC), demonstrating successful validation of a multi-marker approach for Alzheimer’s disease detection. The findings showed a multi-marker test with an algorithm improved diagnostic certainty compared to a stand-alone p-Tau 217 test, reducing the test’s intermediate zone three-fold from 31.2% to 10.5%, while maintaining overall accuracy above 90%.

•The Company announced four new partnerships to provide access to Alzheimer’s disease diagnostic testing. These partners consist of three large domestic hospital systems, Mt. Sinai, Banner Health, and UCSF, and a leading laboratory in China, KingMed Diagnostics.

•Utilizing data produced using the Company’s Accelerator lab services, the biotechnology company Annexon Biosciences reported that they demonstrated positive topline results for their pivotal phase 3 trial in Guillain-Barre Syndrome. As part of the trial, Annexon reported that they demonstrated their therapy ANX005 reduced levels of neurofilament light (Nf-L) between weeks two and four of therapy.
2024 Full Year Business Outlook
The Company has revised its 2024 revenue guidance range to $134 million to $138 million, compared to $139 million to $144 million previously due to what remains a constrained capital funding environment. This revenue range excludes revenue from Lucent Diagnostics testing, which we expect to be immaterial for 2024. The Company continues to expect GAAP gross margin percentage to be in the range of 57%-61%, and non-GAAP gross margin percentage in the range of 51%-55%. Finally, the Company anticipates 2024 cash usage (change in cash, cash equivalents, marketable securities, and restricted cash) to be at the higher end of its prior cash usage range of $25 million to $30 million.

For additional information on the non-GAAP financial measures included in this press release, please see “Use of Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.
Conference Call
In conjunction with this announcement, the Company will host a conference call on August 8, 2024 at 4:30 p.m. E.T. Click here to register for the conference call and obtain your dial-in number and passcode.

Interested investors can also listen to the live webcast from the Event Details page in the Investors section of the Quanterix website at http://www.quanterix.com. An archived webcast replay will be available on the Company’s website for one year.

Financial Highlights
Quanterix Corporation
Consolidated Statements of Operations
(Unaudited, amounts in thousands except per share data)

	Three Months Ended June 30,
	2024	2023
Revenues:
Product revenue	$19,887	$19,692
Service and other revenue	13,511	10,552
Collaboration and license revenue	729	629
Grant revenue	254	156
Total revenues	34,381	31,029
Costs of goods sold and services:
Cost of product revenue	8,851	7,236
Cost of service and other revenue	5,472	4,655
Total costs of goods sold and services	14,323	11,891
Gross profit	20,058	19,138
Operating expenses:
Research and development	8,104	5,946
Selling, general and administrative	24,135	21,591
Other lease costs	927	1,162
Total operating expenses	33,166	28,699
Loss from operations	(13,108)	(9,561)
Interest income	3,681	3,886
Other income (expense), net	(9)	(154)
Loss before income taxes	(9,436)	(5,829)
Income tax expense	(37)	(235)
Net loss	$(9,473)	$(6,064)

Net loss per common share, basic and diluted	$(0.25)	$(0.16)

Weighted-average common shares outstanding, basic and diluted	38,338	37,494

Quanterix Corporation
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$47,002	$174,422
Marketable securities	249,853	146,902
Accounts receivable, net of allowance for expected credit losses	31,784	25,414
Inventory	28,363	22,365
Prepaid expenses and other current assets	8,724	9,291
Total current assets	365,726	378,394
Restricted cash	2,607	2,604
Property and equipment, net	18,205	17,926
Intangible assets, net	4,981	6,034
Operating lease right-of-use assets	17,399	18,251
Other non-current assets	2,370	1,802
Total assets	$411,288	$425,011
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,273	$5,048
Accrued compensation and benefits	9,044	13,659
Accrued expenses and other current liabilities	6,577	6,041
Deferred revenue	10,121	9,468
Operating lease liabilities	4,524	4,241
Total current liabilities	37,539	38,457
Deferred revenue, net of current portion	928	1,227
Operating lease liabilities, net of current portion	35,052	37,223
Other non-current liabilities	1,017	1,177
Total liabilities	74,536	78,084
Total stockholders’ equity	336,752	346,927
Total liabilities and stockholders’ equity	$411,288	$425,011

Quanterix Corporation
Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(19,545)	$(12,167)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,124	2,845
Credit losses on accounts receivable	676	324
Accretion of marketable securities	(3,619)	—
Operating lease right-of-use asset amortization	840	1,002
Stock-based compensation expense	10,493	8,095
Other operating activity	(13)	548
Changes in assets and liabilities:
Accounts receivable	(7,242)	(5,750)
Inventory	(6,011)	(1,181)
Prepaid expenses and other current assets	597	(527)
Other non-current assets	(596)	(965)
Accounts payable	2,054	(631)
Accrued compensation and benefits, accrued expenses, and other current liabilities	(4,390)	(1,326)
Deferred revenue	354	1,666
Operating lease liabilities	(1,876)	(730)
Other non-current liabilities	39	(72)
Net cash used in operating activities	(25,115)	(8,869)
Cash flows from investing activities:
Purchases of marketable securities	(189,344)	—
Proceeds from maturities of marketable securities	89,229	—
Purchases of property and equipment	(2,105)	(784)
Net cash used in investing activities	(102,220)	(784)
Cash flows from financing activities:
Proceeds from common stock issued under stock plans	2,421	777
Payments for employee taxes withheld on stock-based compensation awards	(2,150)	(87)
Net cash provided by financing activities	271	690
Net decrease in cash, cash equivalents, and restricted cash	(127,064)	(8,963)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(353)	(163)
Cash, cash equivalents, and restricted cash at beginning of period	177,026	341,337
Cash, cash equivalents, and restricted cash at end of period	$49,609	$332,211

Use of Non-GAAP Financial Measures
To supplement our financial statements presented on a U.S. GAAP basis, we present non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations. These non-GAAP measures are calculated by including shipping and handling costs for product sales within cost of product revenue instead of within selling, general and administrative expenses. We use these non-GAAP measures to evaluate our operating performance in a manner that allows for meaningful period-to-period comparison and analysis of trends in our business and our competitors. We believe that presentation of these non-GAAP measures provides useful information to investors in assessing our operating performance within our industry and to allow comparability to the presentation of other companies in our industry where shipping and handling costs are included in cost of goods sold for products. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for, the financial information presented in accordance with U.S. GAAP.
Set forth below is a reconciliation of non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, and non-GAAP loss from operations to their most directly comparable GAAP financial measures.
Reconciliation of GAAP to Non-GAAP Financial Measures
Quanterix Corporation
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(Unaudited, amounts in thousands except percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP gross profit	$20,058	$19,138	$39,684	$36,064
Shipping and handling costs	(2,075)	(1,623)	(4,217)	(3,451)
Non-GAAP gross profit	$17,983	$17,515	$35,467	$32,613

GAAP revenue	$34,381	$31,029	$66,447	$59,485
GAAP gross margin (gross profit as % of revenue)	58.3%	61.7%	59.7%	60.6%
Non-GAAP gross margin (non-GAAP gross profit as % of revenue)	52.3%	56.4%	53.4%	54.8%

GAAP total operating expenses	$33,166	$28,699	$66,758	$55,045
Shipping and handling costs	(2,075)	(1,623)	(4,217)	(3,451)
Non-GAAP total operating expenses	$31,091	$27,076	$62,541	$51,594

GAAP loss from operations	$(13,108)	$(9,561)	$(27,074)	$(18,981)
Non-GAAP loss from operations	$(13,108)	$(9,561)	$(27,074)	$(18,981)
About Quanterix
From discovery to diagnostics, Quanterix’s ultra-sensitive biomarker detection is driving breakthroughs only made possible through its unparalleled sensitivity and flexibility. The Company’s Simoa technology has delivered the gold standard for earlier biomarker detection in blood, serum or plasma, with the ability to quantify proteins that are far lower than the Level of Quantification of conventional analog methods. Its industry-leading precision instruments, digital immunoassay technology and CLIA-certified Accelerator laboratory have supported research that advances disease understanding and management in neurology, oncology, immunology, cardiology and infectious disease. Quanterix has been a trusted partner of the scientific community for nearly two decades, powering research published in more than 2,900 peer-reviewed journals. Find additional information about the Billerica, Massachusetts-based company at https://www.quanterix.com or follow us on Twitter and LinkedIn.

Forward-Looking Statements
Quanterix’s current financial results, as discussed in this press release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "will," "expect," "plan," "anticipate," "estimate," "intend" and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements about Quanterix’s financial performance, including statements under the header “2024 Full Year Business Outlook” set forth above, and are subject to a number of risks, uncertainties and assumptions. Forward-looking statements in this press release are based on Quanterix’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause Quanterix’s actual results to differ from those expressed or implied in the forward-looking statements in this press release include, but are not limited to, those described in our periodic reports filed with the U.S. Securities and Exchange Commission, including the "Risk Factors" sections contained therein. Except as required by law, Quanterix assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.
Contacts
Media:
PAN Communications
Maya Nimnicht
510-334-6273
quanterix@pancomm.com
Investor Relations:
Francis Pruell, Quanterix
(508)-789-1725
ir@quanterix.com